Exhibit 3.36(a)
ARTICLES OF INCORPORATION FOR A STOCK CORPORATION FIRST: The undersigned Alex Jenkins whose address is 15305 Dallas Parkway, Suite 1600, Addison, TX 75001, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland. SECOND: The name of the corporation is USP Baltimore, Inc. THIRD: The purposes for which the corporation is formed are as follows: to engage in any business for which a corporation may be incorporated under the Maryland Business Corporation Act. FOURTH: The street address of the principal office of the corporation in Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard St. Baltimore, MD 21202 FIFTH: The name of the resident agent of the corporation in Maryland is The Corporation Trust Incorporated whose address is 300 East Lombard Street, Baltimore, Maryland 21202. SIXTH: The corporation has authority to issue 1,000 shares at $1.00 par value per share. SEVENTH: The number of directors of the corporation shall be one which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are William H. Wilcox. IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act. SIGNATURE(S) OF INCORPORATOR(S): Filing party's return address: I hereby consent to my designation in this document as resident agent for this corporation. SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH: The Corporation Trust Incorporated Billie J. Swoboda, VP STATE OF MARYLAND I hereby certify that this is a true and complete copy of the 2 (Illegible) document on file in this office. Dated: 3/12/07 (Illegible), Custodian This stamp replaces our previous certification system. Effective: 6/95